Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
NUEVO FINANCIAL CENTER, INC.

            We hereby consent to the inclusion in this Registration Statement on Form SB-2 for NUEVO FINANCIAL CENTER, INC. (formally Millennium Capital Venture Holdings Inc.) of our report dated February 15, 2005, relating to the financial statements of NUEVO FINANCIAL CENTER, INC. as of December 31, 2004 which appears in this Registration Statement. We also consent to the reference to us under the caption "Experts" in such Registration Statement.


/s/ Schwartz Levitsky Feldman LLP
  CERTIFIED PUBLIC ACCOUNTANTS

Schwartz Levitsky Feldman LLP
  Montreal, Quebec

December 23, 2005